Exhibit 99.2

Exhibit A: SCHC is 100% owned by Hong Kong Jiaxing Industrial Limited

股东名录

企业名称:寿光市豪源化工有限公司
注　册　号:370783228069886

序号	股东(发起人)名称或姓名	股东情况	投资人类型	证件类型	证件号码	认缴出资额(万元)	出资方式	出资时间	持股比例	实缴出资额(万元)	出资方式	出资时间	备注
1	香港嘉鑫实业有限公司			营业执照	D833900587	30000	货币		100	23979.4938	货币		

2010年11月11日

档案资料查询专用章

Exhibit B: SYCI is 100% owned by SCHC

股东名录

企业名称:寿光市裕鑫化工有限公司
注 册 号:370783228002110

序号	股东(发起人)名称或姓名	股东情况	投资人类型	证件类型	证件号码	认缴出资额(万元)	出资方式	出资时间	持股比例	实缴出资额(万元)	出资方式	出资时间	备注
1	寿光市泰源化工有限公司	其他	其他	其他有效身份证件	3707832806988	1099			100	1099	货币	2007-10-08	企业法人

2010年11月10日

Exhibit C and D: The following shareholders of Shouguang City Rongyuan Chemical Co. Ltd. are not related to Mr. Ming Yang, his family or Gulf Resources.

Cuiping Liu, CEO
Weijie Chen, Supervisor/Director
Chuanji Zhang, Shareholder

公司董事会成员、监事会成员、经理情况

企业名称：　寿光市荣源化学有限公司

注 册 号：　370783228082406

序号	姓名	职务	证件类型	证件号码
1	刘翠萍	执行董事兼总经理	中华人民共和国居民身份证	370783198211235985
2	陈伟杰	监事	中华人民共和国居民身份证	370783198103122713

2010年11月12日

页码：1/1

股东名录

企业名称:寿光市荣源化学有限公司
注 册 号:370783228082406

序号	股东(发起人)名称或姓名	股东情况	投资人类型	证件类型	证件号码	认缴出资额(万元)	出资方式	出资时间	持股比例	实缴出资额（万元）	出资方式	出资时间	备注
1	刘翠萍	其他	其他	其他有效身份证件	370783198211235985	74	货币		74	74	货币	2010-01-04	自然人
2	陈伟杰	其他	其他	中华人民共和国居民身份证	370783198103122713	18	货币		18	18	货币	2010-11-11	自然人
3	张传吉	其他	其他	中华人民共和国居民身份证	370111194310111619	8	货币		8	8	货币	2007-06-07	自然人

2010年11月12日

寿光市工商行政管理局 档案资料查询专用章

2010-11-12

Exhibit E: 2009 SAIC filings for SCHC (conversion 6.8:1.0)

Revenues: 441,668,880 RMB (USD 64,951,306)
Total tax: 54,111,400 RMB (USD 7,957,559)
Total profit: 221,551,800 RMB (USD 32,581,147)
Net income: 167,440,400 RMB (USD 24,623,588)
Asset: 1,006,927,000 RMB (USD148,077,500) (Long-term asset: 23,721,200 RMB) (USD 3,488,412)
Liability: 361,130,000 RMB (USD 53,107,353)

本年度生产经营情况

企业名称: 寿光市豪源化工有限公司

注 册 号: 370783228069886

销售（营业）收入	44166.88万元	其中：服务营业收入	0万元
国内销售额	44166.88万元	其中：服务营业额	
纳税总额	5411.14万元		
利润总额	22155.18万元	净利润	16744.04万元
资产总额	100692.70万元	其中：长期投资	2372.12万元
负债总额	36113.00万元	其中：长期负债	0万元
企业经营状况	1		
投产开业日期	2005-05-18		
亏损及非正常生产原因			
是否承包经营管理		承包者名称	
进出口情况			
序号	国别（地区）	出口额（万美元）	进口额（万美元）

2011年03月17日

档案资料查询专用章

Exhibit F: 2009 SAIC filings for SYCI

Registered capital: 10,990,000 RMB (USD 1,616,176)
Paid-up capital: 10,990,000 RMB (USD 1,616,176)
Revenues: 245,180,000 RMB (USD 36,055,882)
Total tax: 21,030,000 RMB (USD 3,132,794)
Total profit: 85,340,000 RMB (USD 12,550,000)
Net income: 64,310,000 RMB (USD 9,457,353)
Asset: 193,030,000 RMB (USD 28,386,764) (Long-term asset: 0 RMB)
Liability: 30,250,000 RMB (USD 4,448,529)

经营情况

企业名称：　寿光市裕鑫化工有限公司
注 册 号：　370783228002110

营运状况	■ 经营 □ 筹建 □ 停业 □ 清算		
注册资本	1099万元	实收资本	1099万元
全年销售（营业）收入	24518万元	其中：服务营业收入	0万元
全年利润总额	8534万元	全年净利润	6431万元
全年纳税总额	2103万元		
全年亏损额			
年末资产总额	19303万元	其中：长期投资	0万元
年末负债总额	3025万元	其中：长期负债	
*产　值		*出口创汇额	
*从业人员		*安置下岗职工	

寿光市工商行政管理局 档案资料查询专用章

2011年03月17日